Exhibit 99.1

For Immediate Release	Contacts:	Richard W. Pehlke
Hudson Highland Group
212-351-7285
rich.pehlke@hhgroup.com

Thomas Smith
Ogilvy Public Relations Worldwide
212-880-5269
thomas.smith@ogilvypr.com

Hudson Highland Group Reports

2005 First Quarter Financial Results

NEW YORK, NY – May 5, 2005 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and human capital solutions, today announced financial results for the first quarter ended March 31, 2005.

2005 First Quarter Highlights

•	Revenue of $352.9 million, an increase of 21.8 percent from $289.8 million for the first quarter of 2004

•	Gross margin of $128.2 million, or 36.3 percent of revenue, up 20.5 percent from $106.4 million, or 36.7 percent of revenue, for the same year ago period

•	EBITDA of $2.8 million, compared to a loss of $11.2 million in the first quarter of 2004

•	Net loss of $4.1 million, or $0.20 per basic and diluted share, compared to a net loss of $18.7 million, or $1.09 per basic and diluted share for the first quarter of 2004

“The company performed admirably in the first quarter, recording strong year-over-year revenue growth – particularly Hudson North America where revenue increased 54 percent – and our sixth consecutive quarter of improved year-over-year operating profitability,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “This progress can be attributed to continuing strength in the employment market and our focus on key, high-value offerings for segments with strong growth potential.”

Richard W. Pehlke, executive vice president and chief financial officer of Hudson Highland Group added, “All around, the first quarter was fundamentally sound, with strong top-line and gross margin growth, solid expense control, good operating leverage and EBITDA ahead of plan.”

Guidance

Given the current economic environment, the company expects EBITDA as a percent of revenue to be 1.5 to 2 percent in 2005 and 3.5 to 4 percent in 2006. The company now believes that an assumption of 12 to 15 percent revenue growth for 2005 is reasonable, resulting in a full-year EBITDA range of $22 to 29 million. This is based on expectations of constant currency revenue and gross margin growth of 30 to 35 percent in Hudson North America, 10 to 15 percent in Hudson Europe, and 0 to 5 percent in Hudson Asia Pacific and Highland Partners.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call today Thursday, May 5, 2005 at 10:30 AM EDT to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 5580704 at 10:20 AM EDT. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 5580704. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

Hudson Highland Group

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and human capital solution providers. We help our clients achieve greater organizational performance by attracting, selecting, engaging and developing the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth and fund working capital associated therewith; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; the company’s ability to successfully operate as an independent company and the level of costs associated therewith; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Revenue	$352,869	$289,804

Direct costs	224,662	183,413

Gross margin	128,207	106,391

Selling, general and administrative expenses	124,899	117,596
Depreciation and amortization	4,857	5,079
Business reorganization expenses	529	60
Merger and integration recoveries	(43)	(37)

Operating loss	(2,035)	(16,307)

Other expenses:
Other	276	1,597
Interest, net	426	401

Loss before provision for income taxes and accounting change	(2,737)	(18,305)

Provision for income taxes	1,400	403

Net loss	$(4,137)	$(18,708)

Basic and diluted loss per share:
Net loss	$(.20)	$(1.09)

Weighted average shares outstanding	20,504,000	17,231,000

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,316	$21,064
Accounts receivable, net	222,804	197,582
Other current assets	14,142	14,187

Total current assets	249,262	232,833
Property and equipment, net	34,492	36,360
Other assets	6,335	6,081
Intangibles, net	5,896	6,104

	$295,985	$281,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,754	$27,023
Accrued expenses and other current liabilities	140,019	140,903
Short-term borrowings and current portion of long-term debt	23,354	4,066
Accrued business reorganization expenses	8,031	8,930
Accrued merger and integration expenses	1,751	1,872

Total current liabilities	201,909	182,794
Accrued business reorganization expenses, non-current	5,674	6,832
Accrued merger and integration expenses, non-current	2,843	3,329
Other non-current liabilities	2,564	2,648
Long-term debt, less current portion	2,367	2,041

Total liabilities	215,357	197,644

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; issued 20,739,722 and 20,612,966 shares, respectively	21	21
Additional paid-in capital	355,707	353,825
Retained deficit	(315,713)	(311,576)
Accumulated other comprehensive income - translation adjustments	40,843	41,694
Treasury stock, 15,798 shares	(230)	(230)

Total stockholders’ equity	80,628	83,734

	$295,985	$281,378

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended March 31, 2005	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$111,131	$122,399	$103,501	$974	$338,005
Highland	11,785	1,921	1,158	—	14,864

	$122,916	$124,320	$104,659	$974	$352,869

Gross Margin
Hudson	$26,800	$50,451	$36,116	$774	$114,141
Highland	11,093	1,862	1,111	—	14,066

	$37,893	$52,313	$37,227	$774	$128,207

Adjusted EBITDA (1)
Hudson	$3,324	$3,234	$6,825	$(858)	$12,525
Highland	654	(86)	(118)		450
Corporate	—	—	—	(9,667)	(9,667)

	$3,978	$3,148	$6,707	$(10,525)	$3,308

EBITDA (1)
Hudson	$2,758	$3,314	$6,825	$(858)	$12,039
Highland	654	(86)	(118)		450
Corporate	—	—	—	(9,667)	(9,667)

	$3,412	$3,228	$6,707	$(10,525)	$2,822

For the Three Months Ended March 31, 2004	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$72,234	$103,016	$99,877	$148	$275,275
Highland	9,564	2,047	2,918	—	14,529

	$81,798	$105,063	$102,795	$148	$289,804

Gross Margin
Hudson	$16,752	$43,372	$32,524	$117	$92,765
Highland	8,906	1,965	2,755	—	13,626

	$25,658	$45,337	$35,279	$117	$106,391

Adjusted EBITDA (1)
Hudson	$(986)	$(2,665)	$2,120	$(1,596)	$(3,127)
Highland	(404)	(68)	528		56
Corporate	—	—	—	(8,134)	(8,134)

	$(1,390)	$(2,733)	$2,648	$(9,730)	$(11,205)

EBITDA (1)
Hudson	$(916)	$(2,665)	$2,103	$(1,596)	$(3,074)
Highland	(314)	(234)	528		(20)
Corporate	—	—	—	(8,134)	(8,134)

	$(1,230)	$(2,899)	$2,631	$(9,730)	$(11,228)

See following page for descriptions of note (1).

HUDSON HIGHLAND GROUP, INC.

RECONCILIATION OF ADJUSTED EBITDA TO OPERATING LOSS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Hudson
Adjusted EBITDA (1)	$12,525	$(3,127)
Business reorganization (expenses) recoveries	(529)	16
Merger and integration recoveries	43	37

EBITDA (1)	12,039	(3,074)
Depreciation and amortization	(4,371)	(3,733)

Operating income (loss)	$7,668	$(6,807)

Highland
Adjusted EBITDA (1)	$450	$56
Business reorganization expenses	—	(76)

EBITDA (1)	450	(20)
Depreciation and amortization	(354)	(423)

Operating income (loss)	$96	$(443)

Corporate & Other
Adjusted EBITDA and EBITDA (1)	$(9,667)	$(8,134)
Depreciation and amortization	(132)	(923)

Corporate expenses	$(9,799)	$(9,057)

Hudson Highland Group consolidated
Adjusted EBITDA (1)	$3,308	$(11,205)
Business reorganization expenses	(529)	(60)
Merger and integration recoveries	43	37

EBITDA (1)	2,822	(11,228)
Depreciation and amortization	(4,857)	(5,079)

Operating loss	$(2,035)	$(16,307)

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.